Exhibit 10.47

RECOURSE PROMISSORY NOTE

(“RECOURSE NOTE”)

$249,999.72	June 2, 2006

FOR VALUE RECEIVED, the undersigned (the “Shareholder”) hereby promises to pay to the order of Deltek Systems, Inc., a Virginia corporation (the “Company”), on the Maturity Date (as hereinafter defined), the aggregate of (i) the principal sum of Two Hundred Forty-Nine Thousand Nine Hundred Ninety-Nine Dollars and Seventy-Two Cents ($249,999.72) in lawful money of the United States of America and (ii) interest at a rate of 4.93% per annum, compounded semi-annually (the “Interest Rate”) (computed on the basis of a 365-day year), on the unpaid principal amount hereof from and after the date hereof until the Maturity Date. The “Maturity Date” shall mean June 30, 2006.

The proceeds of the loan evidenced by this Recourse Note shall be used as payment for the purchase by the Shareholder of 34,626 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”). In connection with the Shareholder’s purchase of shares of Common Stock, the Shareholder and the Company are entering into a Shareholder’s Agreement, dated June 2, 2006, which sets forth certain rights and restrictions pursuant to which the Shareholder holds such shares (the “Shareholder’s Agreement”).

This Recourse Note is subject to the following further terms and conditions:

1. Payment and Prepayment. All payments and prepayments of principal of and interest on this Recourse Note shall be made to the Company or its order, in lawful money of the United States of America at the principal offices of the Company (or at such other place as the Company shall notify the Shareholder in writing). The Shareholder may, at the Shareholder’s option, prepay this Recourse Note in whole or in part at any time or from time to time without penalty or premium. Any prepayments of any portion of the principal amount of this Recourse Note shall be accompanied by payment of all interest accrued but unpaid on the principal amount being prepaid.

Concurrently with any prepayment of any portion of principal of or interest on this Recourse Note, the Company shall make a notation of such payment hereon. Promptly following the date on which all principal of and interest on this Recourse Note has been paid by the Shareholder, the Company shall mark this Recourse Note “Cancelled” and shall deliver this Recourse Note, so marked, to the Shareholder.

2. Events of Default. Upon the occurrence of any of the following events (“Events of Default”):

(a) Failure to pay any principal of this Recourse Note when due; or

(b) Failure to pay any interest under this Recourse Note when due which shall remain unremedied for ten days following the date when such interest was due hereunder; or

(c) Failure to comply with any of the terms of the Shareholder’s Agreement,

then, and in any such event, the Company may declare, by notice of default given to the Shareholder, the entire principal amount of this Recourse Note to be forthwith due and payable, whereupon the entire principal amount of this Recourse Note outstanding and any accrued and unpaid interest hereunder shall become due and payable without presentment, demand, protest, notice of dishonor and all other demands and notices of any kind, all of which are hereby expressly waived. Upon the occurrence of an Event of Default, the accrued and unpaid interest hereunder shall thereafter bear the same rate of interest as on the principal hereunder, but in no event shall such interest be charged which would violate any applicable usury law. If an Event of Default shall occur hereunder, the Shareholder shall pay costs of collection, including reasonable attorneys’ fees, incurred by the Company in the enforcement hereof.

No delay or failure by the Company in the exercise of any right or remedy shall constitute a waiver thereof, and no single or partial exercise by the Company of any right or remedy shall preclude other or future exercise thereof or the exercise of any other right or remedy.

3. Miscellaneous.

(a) The provisions of this Recourse Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law rules thereof. The provisions of Sections 5.3(b) and 5.3(c) of the Shareholder’s Agreement are incorporated by reference herein.

(b) All notices and other communications hereunder shall be in writing and will be deemed to have been duly given if delivered or mailed in accordance with the Shareholder’s Agreement.

(c) The headings contained in this Recourse Note are for reference purposes only and shall not affect in any way the meaning or interpretation of the provisions hereof.

(d) Neither this Recourse Note nor any of the rights, interests or obligations hereunder shall be assigned by the Shareholder without the prior written consent of the Company. The Company may assign this Recourse Note or any of its rights, interests or obligations hereunder to any affiliate thereof without the consent of any other party.

IN WITNESS WHEREOF, this Recourse Note has been duly executed and delivered by the Shareholder on the date first above written.

/s/ Joseph M. Kampf
Joseph M. Kampf